UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Brazil Financings

Partial Conversion of Existing loan with Mercantil do Brasil, S.A.

On December 30, 2013, Lakeland Brasil, S.A., a wholly owned subsidiary of the Company, converted $R500,000 (approximately USD $213,000) of the outstanding portion of its already existing loan with Mercantil do Brasil S.A. to a term loan at an interest rate of 1.50% per month. The material terms of the loan, as converted, are as follows:

Lender:  Mercantil do Brasil S.A.

Conversion of existing overdraft facility to a term loan: 24 monthly payments with first payment on 02/10/14 with total value of R$ 33.705,57 (about USD $14,342)

Interest Rate: 1.5% monthly or 19.56% yearly.

Start Date: 12/30/13

Total Value: R$ 500.000,00 (about USD $ 213,000)

End Date: 01/11/16 with payment of R$ 12.446,46

Collateral: Personal guaranty of Eduardo Tavares and Fabio Silva

Overdraft with Mercantil do Brasil SA was reduced from R$ 800k to R$ 300k with R$ 500k converted to this loan.

Item 9.01	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: January 3, 2014

/s/ Gary Pokrassa
Gary Pokrassa
CFO